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                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 27, 1997 included in Premier Research Worldwide, Ltd.'s Prospectus filed on February 4, 1997 and to all references to our firm in this registration statement.

                                                    /s/ Arthur Andersen LLP
                                                    -----------------------


Philadelphia, Pa.
  April 28, 1997